                                                                    Exhibit 10.7


                              PRI AUTOMATION, INC.
                              EMPLOYMENT AGREEMENT


         This Agreement is dated as of July 5, 2001 and is by and between Mordechai Wiesler of 4 John Benson Road, Lexington, Massachusetts 02173 (the "Employee") and PRI Automation Inc., a Massachusetts corporation, with its principal offices at 805 Middlesex Turnpike, Billerica, Massachusetts 01821 (the "Company").

         In consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

         1. EMPLOYMENT STATUS. The Employee shall be an employee "at will" and the Employee or the Company may terminate the Employee's employment at any time, with or without reason. The consequences of any such termination shall be as set forth in Section 7 hereof.

         2. SCOPE OF EMPLOYMENT. The Company hereby agrees to employ the Employee as its Chairman of the Board of Directors and the Employee hereby accepts such employment, on the terms and conditions set forth in this Agreement.

                  a. The Employee shall perform such duties and functions related to executive business decisions and technology issues in support of the Chief Executive Officer and with the direction of the Board of Directors of the Company consistent with the duties that he is now performing for the Company. The Employee shall comply in the performance of such duties with the policies of, the Chief Executive Officer and/or the Board of Directors, but only to the extent that such policies do not lessen or conflict with Employee's rights hereunder.

                  b. The Employee agrees that during such employment he will devote a portion of his business time, attention and energies to the business and interests of the Company for an average of 20 Hours per week, and will faithfully, competently and to the best of his skill and ability serve in the foregoing position and in such other capacity or capacities as he may occupy with the Company from time to time. The Employee shall perform his services at the Company's principal office or at any other location convenient to the Employee.

                  c. The Employee agrees to abide by the rules, regulations, instructions, personnel practices and policies of the Company and any changes therein which may be adopted from time to time by the Company.

         3. SALARY. The Company shall pay the Employee a salary at the annual rate of One Hundred Thousand Dollars ($100,000), in arrears in substantially equal installments not less frequently than twice monthly (the "Base Salary").

         4. EXPENSES. The Company shall reimburse the Employee for all reasonable travel, entertainment and business expenses incurred by him in connection with his duties hereunder, provided that the Employee submits to the Company receipts or other documentation pursuant to the policies of the Company.

         5. BENEFITS. The Employee shall be entitled to participate in or receive benefits under the Company's employee benefit plans and policies in effect from time to time for comparable employees, subject to the applicable terms and conditions of the particular benefit plan. The Company may change, amend, modify or terminate any benefit plan from time to time but in no event shall employee's benefits be diminished from those now in effect for comparable employees. Such benefits shall include, without limitation, medical insurance, life insurance and retirement benefits.

         6. OPTIONS. The Employee shall be entitled to participate in the Company's currently existing stock option plans at a level and under terms consistent with those applicable to non-employee directors of the Company (the "Option Plan").

         7. TERMINATION. Upon termination of Employee's employment hereunder, Employee's rights and entitlements shall be determined in accordance with the following provisions.

                  (a) FOR CAUSE BY THE COMPANY. The provisions of this Section 7(a) shall apply in the event that Employee's employment hereunder is terminated by the Company for "Cause". For purposes of this Agreement, "Cause" shall mean (i) Employee's willful and continued failure substantially to perform his duties hereunder (other than as a result of total or partial incapacity due to physical or mental illness), (ii) the willful commission by Employee of acts that are dishonest and demonstrably injurious to the Company, or (iii) an act or acts on Employee's part constituting a felony under the laws of the United States or any state thereof.

                  If Employee is terminated for Cause, he shall be entitled to receive his Base Salary through the date of termination. All other benefits due Employee following Employee's termination of employment pursuant to this Section 7(a) shall be determined in accordance with the plans, policies and practices of the Company at the time of such termination.

                   Termination for Cause shall be effected by a written notice that includes a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board at a meeting of the Board called and held for that purpose (after reasonable notice to Employee and reasonable opportunity for Employee, together with Employee's counsel, to be heard before the Board prior to such vote), finding that in the good faith opinion of the Board that an event constituting Cause for termination in accordance with this
         Section 7(a) has occurred and specifying the particulars thereof in detail.

                  (b) DISABILITY. The provisions of this Section 7(b) shall apply in the event that Employee's employment terminates on account of "Disability". For purposes of this Agreement, "Disability" shall mean Employee's physical or mental incapacity, which results in his inability to perform his duties for a period of six (6) consecutive months. Any question as to the existence of the Disability of Employee as to which Employee and the Company cannot agree, shall be determined in writing by a qualified independent physician mutually acceptable to Employee and the Company.

                  In the event of the Disability of Employee, the Company may terminate the employment of Employee by delivery of a notice of termination to the Employee which notice shall be effective not less than thirty (30) days after delivery thereof. Upon termination of Employee's employment hereunder as a result of Disability, Employee shall receive his Base Salary for a period of six (6) months following such termination. Any payments provided for in this Section 7(b) shall be offset (but not below zero) by any payment of disability benefits in lieu of Base Salary received by Employee under the Company's employee benefit plans as then in effect. In addition, all options or other awards previously granted by the Company shall continue to vest during the period of salary payments.

                  (c) DEATH. Upon termination of Employee's employment hereunder as a result of Employee's death, Employee's estate shall be entitled to receive his Base Salary through the date of termination. All other benefits due Employee following Employee's termination of employment pursuant to Section 7(a) shall be determined in accordance with the plans, policies and practices of the Company at the time of such termination. Thereafter, the Company shall, except as provided in subsection (g) hereof, have no further obligation to compensate Employee under this Agreement.

                  (d) WITHOUT CAUSE BY THE COMPANY. If Employee's employment is terminated by the Company without "Cause" (other than by reason of Disability or death), Employee shall receive, as promptly as practicable following such termination, but in any event not later than ten (10) business days following such termination, a lump sum payment in cash equal to the sum of:

                           (i) if not theretofore paid, the Employee's Base Salary through the date of termination at the rate in effect on the date of termination or, if higher, at the highest rate in effect at any time within the 90-day period preceding the date of this Agreement;

                           (ii) a severance payment of One Hundred Thousand Dollars ($100,000); and

                           (iii) in the case of compensation previously deferred by the Employee, if any, all amounts of such compensation previously deferred and not yet paid by the Company.

         In addition, all options or other awards issued under the Option Plan shall become fully vested and exercisable as of the date of Termination.

                  (e) FOR GOOD REASON BY EMPLOYEE. The provisions of this
         Section 7(e) shall apply in the event that the Employee terminates his employment with the Company for "Good Reason". For purposes of this Agreement, "Good Reason" means (without Employee's express prior written consent):

                           (i) The assignment to Employee by the Company of duties inconsistent with Employee's positions, duties, responsibilities, titles or offices, or any removal of Employee from or any failure to re-elect Employee to any of such positions, except in connection with the termination of Employee's employment for Cause, Disability, or as a result of Employee's death or by Employee other than for Good Reason;

                           (ii) A reduction by the Company in Employee's Base Salary as in effect at the date of this Agreement, as the same may be increased during the Term of this Agreement;

                           (iii) A relocation of the Company's principal executives offices to a location outside of the metropolitan Boston, Massachusetts area or the Company's requiring Employee to be based anywhere other than its current location in Billerica, Massachusetts, except for required travel on the Company's business to an extent substantially consistent with Employee's business travel obligations at the date of this Agreement, or any material reduction or adverse change in the emoluments or perquisites of office provided to the Employee at the date of this Agreement;

                           (iv) A failure by the Company to continue in effect fringe benefits and benefit or compensation plans (including any profit sharing, bonus, life insurance, health, stock option, accidental death or dismemberment or disability plan) with terms which in the aggregate are as favorable as those fringe benefits and plans to which Employee is entitled or in which Employee is participating, as the case may be, at the date of this Agreement (or in the case of fringe benefits or plans granted or adopted, as the case may be, after the date hereof and providing a type of benefit not provided by the Company at the date of this Agreement, at the respective dates of grant or adoption of such fringe benefits or plans); or

                           (v) The failure by the Company to obtain the specific assumption of this Agreement by any successor or assignee of the Company or any person acquiring a substantial portion of the assets of the Company, or, following any such assumption, assignment or acquisition by an entity other than an affiliate of the Company, the occurrence of any event that Employee reasonably believes will impair his rights under this Agreement.

         If Employee terminates his employment for "Good Reason", Employee shall be entitled to the same payments he would have received if his employment had been terminated by the Company without "Cause".

                  (f) WITHOUT GOOD REASON BY EMPLOYEE. If Employee voluntarily terminates his employment with the Company for any reason other than "Good Reason", Employee shall be entitled to the payments and benefits provided to executive employees according to the Company's retirement plan in existence at the time of termination.

                  (g) CONTINUATION OF BENEFITS. Upon the termination of Employee's employment other than as a result of death or for Cause, in addition to any other amounts due hereunder, the Company shall provide Employee with a continuation of those benefits to which Employee is entitled hereunder for a period of twelve (12) months.

                  (h) NOTICE OF TERMINATION. Any purported termination of employment by the Company or by Employee shall not be effective until communicated by written notice of termination to the other party. For purposes of this Agreement, a "notice of termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon; shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of employment under the provision so indicated; and, in the case of termination by the Company for Cause, shall conform to the requirements of Section 7(a) above.

         8. MISCELLANEOUS.

                  (a) This Agreement supersedes all prior agreements, written or oral, between the Employee and the Company relating to the subject matter hereof. Notwithstanding the foregoing, the Employee and the Company acknowledge that the Retention Agreement, dated as of ______________, and the Confidentiality, Invention, and Non-Competition Agreement, dated as of _________________ between the Employee and the Company, copies of which are attached hereto as Exhibit "A", remain in full force and effect. This Agreement may not be modified, changed or discharged in whole or in part, except by an agreement in writing signed by the Employee and on behalf of the Company.

                  (b) NO WAIVER. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of such party's rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

                  (c) SEVERABILITY. In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

                  (d) ASSIGNMENT. This Agreement shall not be assignable by Executive or by the Company.

                   (e) ARBITRATION. Except where equitable relief is sought, any dispute, controversy or claim arising out of or relating to this Agreement, or the breach hereof, shall be settled by arbitration in accordance with the rules of the American Arbitration Association by a single arbitrator. The Arbitrator shall be an individual familiar with the industry. The arbitrator's award shall be final and binding upon both parties, and judgment upon the award may be entered in any court of competent jurisdiction in any state of the United States or country or application may be made to such court for a judicial acceptance of the award and an enforcement as the law of such jurisdiction may require or allow.

                  (f) This Agreement shall inure to the benefit of and be binding upon personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive should die while any amount would still be payable to Executive hereunder if Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the devisee, legatee or other designee of Executive or, if there is no such designee, to the estate of Executive.

                  (g) NOTICE. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the following addresses:

                  If to the Company:

                  PRI Automation, Inc.
                  805 Middlesex Turnpike
                  Billerica, MA  01821
                  Attention:

                  If to the Employee:

                  4 John Benson Road
                  Lexington, MA  02173

                  (h) LEGAL FEES AND EXPENSES. The Company shall reimburse Executive on a quarterly basis for all costs and expenses incurred by Executive to enforce or protect his rights under this Agreement (including fees and expenses incurred in connection with an arbitration) unless it shall ultimately be determined by a final judgment of an arbitrator or a court of competent jurisdiction that Executive was without any justification for commencing or continuing any such arbitration, action or proceeding, in which case Executive shall repay to the Company any amounts of reimbursement paid and in the event of an arbitration, shall also pay one half (1/2) of the fees of the arbitrator.

                  (i) This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of The Commonwealth of Massachusetts, without regard to its principles of conflicts of laws.

         IN WITNESS WHEREOF the Employee has executed this Agreement, and the Company has caused this Agreement to be executed by a duly authorized officer, as of the date first above written.

                                           PRI AUTOMATION INC.


                                           By: /s/ Mitchell G. Tyson
                                               --------------------------------
                                               Mitchell G. Tyson, President and
                                               Chief Executive Officer


                                           /s/ Mordechai Wiesler
                                           ------------------------------------
                                           Mordechai Wiesler